UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2017

FIVE OAKS INVESTMENT CORP.

(Exact name of registrant as specified in its charter)

Maryland	001-35845	45-4966519
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

540 Madison Avenue, 19th Floor

New York, New York 10022

(Address of principal executive offices)

(212) 257 5073

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 16, 2017, Five Oaks Investment Corp. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with JMP Securities LLC, as the representative of the several underwriters named on Schedule I to the Underwriting Agreement (the “Underwriters”), relating to the issuance and sale of 4,000,000 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), for estimated net proceeds, after giving effect to expected offering expenses, of approximately $17.2 million. Pursuant to the Underwriting Agreement, the Company also granted the Underwriters an option for 30 days to purchase up to an additional 15%, or 600,000 shares, of Common Stock on the same terms and conditions. The closing of the offering is expected to occur on June 21, 2017.

The Common Stock will be issued pursuant to the Prospectus Supplement dated June 16, 2017 and a related prospectus dated January 17, 2017, which constitute a part of the Company’s effective shelf registration statement (File No. 333-215234) that was declared effective by the Securities and Exchange Commission on January 17, 2017.

The Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K (this “Report”), and the description of the material terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit. For a more detailed description of the Underwriting Agreement, see the disclosure under the caption “Underwriting” contained in the Company’s Prospectus Supplement, dated June 16, 2017, which has been filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which disclosure is hereby incorporated by reference.

Item 7.01	Regulation FD Disclosure.

On June 16, 2017, the Company issued a press release announcing the pricing of a public offering of Common Stock. A copy of the press release is furnished as Exhibit 99.1 to this Report on Form 8-K and is incorporated herein by reference.

The information disclosed under this Item 7.01, including Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01	Other Events.

On June 7, 2017, Oak Circle Capital Partners LLC ("Oak Circle") agreed to waive a portion equal to 75 basis points of its 1.5% management fee on the net proceeds of the offering, if any, for the next twelve monthly payments after the closing of this offering, beginning with the payment due on June 30, 2017. The management fee payable to Oak Circle under our management agreement is 1.5% of our Stockholder's Equity, as defined in the management agreement, less applicable deductions, if any, including the partial fee waiver described in the preceding sentence.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit Number	Title

1.1	Underwriting Agreement, dated June 16, 2017, by and among the Company, Oak Circle Capital Partners LLC and JMP Securities, LLC, as representative of the several underwriters

5.1	Opinion of Dentons US LLP regarding legality of securities being registered (including consent of such firm)

23.1	Consent of Dentons US LLP (Included in Ex. 5.1)

99.1	Press Release of Five Oaks Investment Corp., dated June 16, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Five Oaks Investment Corp.

Date: June 16, 2017	By:	/s/ David Oston
David Oston
Chief Financial Officer, Treasurer and Secretary